As filed with the Securities and Exchange Commission on June 27, 2006
                                       An Exhibit List can be found on page II-8
                                                     Registration No. 333-133958




                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          ----------------------------
                               Amendment No. 2 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------


                          VERIDICOM INTERNATIONAL, INC.
                 (Name of small business issuer in its charter)

         DELAWARE                          7373                   95-2577731
(State or other Jurisdiction   (Primary Standard Industrial    I.R.S. Employer
     of Incorporation or        Classification Code Number)  Identification No.)
        Organization)

                                 21 WATER STREET
                           VANCOUVER BC CANADA V6B 1A1
                                 (604) 696 0633
        (Address and telephone number of principal executive offices and principal place of business)

                       PAUL MANN, CHIEF EXECUTIVE OFFICER
                          VERIDICOM INTERNATIONAL, INC.
                                 21 WATER STREET
                           VANCOUVER BC CANADA V6B 1A1
                                 (604) 696 0633
            (Name, address and telephone number of agent for service)

                                   Copies to:
                                 MARC ROSS, ESQ.
                              YOEL GOLDFEDER, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.


If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ___________

                                EXPLANATORY NOTE


      This Amendment No. 2 to Registration Statement on Form SB-2 amends Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-133598) filed on June 21, 2006, and is being filed to provide a revised Exhibit 5.1 in
Item 27 and to modify the undertakings provided in Item 28 of Part II.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

      Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

      We also have directors' and officers' liability insurance.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by the Registrant relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee                                               $      531.26
Printing and engraving expenses                                        10,000.00
Legal fees and expenses                                                40,000.00
Accounting fees and expenses                                           10,000.00
Transfer agent and registrar's fees and expenses                        5,000.00
Miscellaneous expenses                                                  5,000.00
                                                                   -------------
     Total                                                         $   70,531.26
                                                                   =============

      The Registrant has agreed to bear expenses incurred by the selling stockholders that relate to the registration of the shares of common stock being offered and sold by the selling stockholders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

---------------------------------- -------------------- ------------------- ----------------- ----------------
              Name                 Title of Securities     Date of Sale        Amount of       Consideration
                                                                            Securities Sold
---------------------------------- -------------------- ------------------- ----------------- ----------------
121 previous shareholders of       1,515,897 shares     April 28, 2003      1,515,897         Issued in
Esstec Inc                         of Common Stock                          shares            connection
                                                                                              with a merger
                                                                                              with Esstec
                                                                                              Inc.
---------------------------------- -------------------- ------------------- ----------------- ----------------
Dr. Ron B. Lerch                   11% Subordinated     April, 2003         Aggregate total   $25,000
                                   Promissory Note                          principal of
                                   Subject To                               $25,000
                                   Conversion
---------------------------------- -------------------- ------------------- ----------------- ----------------
Hong-Jiun Chen                     11% Subordinated     April, 2003         Aggregate total   $20,000
                                   Promissory Note                          principal of
                                   Subject To                               $20,000
                                   Conversion
---------------------------------- -------------------- ------------------- ----------------- ----------------
Vicki Matsushita                   11% Subordinated     April, 2003         Aggregate total   $15,000
                                   Promissory Note                          principal of
                                   Subject To                               $15,000
                                   Conversion
---------------------------------- -------------------- ------------------- ----------------- ----------------
Wei H. Tang                        11% Subordinated     April, 2003         Aggregate total   $10,000
                                   Promissory Note                          principal of
                                   Subject To                               $10,000
                                   Conversion
---------------------------------- -------------------- ------------------- ----------------- ----------------
Chiu-Yueh Chen                     11% Subordinated     April, 2003         Aggregate total   $80,000
                                   Promissory Note                          principal of
                                   Subject To                               $80,000
                                   Conversion
---------------------------------- -------------------- ------------------- ----------------- ----------------
Fang Wen Chung                     11% Subordinated     May, 2003           Aggregate total   $15,000 cash
                                   Promissory Note                          principal of
                                   Subject To                               $15,000
                                   Conversion
---------------------------------- -------------------- ------------------- ----------------- ----------------
Sinlex                             11.5% Subordinated   October, 2003       Aggregate total   $80,000 cash
                                   Promissory Note                          principal of
                                   Subject To                               $80,000
                                   Conversion
---------------------------------- -------------------- ------------------- ----------------- ----------------
Chiu-Yueh Chen                     11.5% Subordinated   October, 2003       Aggregate total   $25,000 cash
                                   Promissory Note                          principal of
                                   Subject To                               $25,000
                                   Conversion
---------------------------------- -------------------- ------------------- ----------------- ----------------
Dr. Raza Pasha                     12.5% Subordinated   November, 2003      Aggregate total   $20,000 cash
                                   Promissory Note                          principal of
                                   Subject To                               $20,000
                                   Conversion
---------------------------------- -------------------- ------------------- ----------------- ----------------
Dr. Nikko                          12.5% Subordinated   November, 2003      Aggregate total   $25,000 cash
                                   Promissory Note                          principal of
                                   Subject To                               $25,000
                                   Conversion
---------------------------------- -------------------- ------------------- ----------------- ----------------

---------------------------------- -------------------- ------------------- ----------------- ----------------
              Name                 Title of Securities     Date of Sale        Amount of       Consideration
                                                                            Securities Sold
---------------------------------- -------------------- ------------------- ----------------- ----------------
Drs. Pahlavan & Nguyen             12.5% Subordinated   December, 2003      Aggregate total   $51,550 cash
                                   Promissory Note                          principal of
                                   Subject To                               $51,550
                                   Conversion
---------------------------------- -------------------- ------------------- ----------------- ----------------
Nadim Malik                        Common Stock         December, 2003      2,000 shares      $10,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Mohammad Khan                      Common Stock         December, 2003      2,500 shares      $10,000 cash

---------------------------------- -------------------- ------------------- ----------------- ----------------
Kuo Ching Hsiang                   Common Stock         December, 2003      14,285 shares     $50,000 cash

---------------------------------- -------------------- ------------------- ----------------- ----------------
Fang Wu Hsing                      Common Stock         December, 2003      14,285 shares     $50,000 cash

---------------------------------- -------------------- ------------------- ----------------- ----------------
Li Wei Hsiu                        Common Stock         December, 2003      22,223 shares     $100,000 cash

---------------------------------- -------------------- ------------------- ----------------- ----------------
Yeh Lun Chun                       Common Stock         December, 2003      11,112 shares     $50,000 cash

---------------------------------- -------------------- ------------------- ----------------- ----------------
Lin Jenn Shing                     Common Stock         December, 2003      11,112 shares     $50,000 cash

---------------------------------- -------------------- ------------------- ----------------- ----------------
Salim Mohamed                      Common Stock         December, 2003      50,000 shares     $174,600 cash

---------------------------------- -------------------- ------------------- ----------------- ----------------
Thomas Chia Yu                     Common Stock         December, 2003      22,223 shares     $100,000 cash

---------------------------------- -------------------- ------------------- ----------------- ----------------
John Tsai                          Common Stock         December, 2003      5,556 shares      $25,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Charles Lesser                     Common Stock         December, 2003      20,000 shares     Settlement for
                                                                                              services
                                                                                              rendered
                                    valued at
                                                                                              $58,800
---------------------------------- -------------------- ------------------- ----------------- ----------------
10 previous shareholders of        Common Stock         November 25, 2003   3,500,000         Issued in
Veridicom, Inc.                                                             shares            connection
                                                                                              with a merger
                                                                                              with
                                                                                              Veridicom,
                                                                                              Inc.
---------------------------------- -------------------- ------------------- ----------------- ----------------
Mohammed  Binhezain                Common Stock         March, 2004         353,846 shares    $1,150,000 cash

---------------------------------- -------------------- ------------------- ----------------- ----------------
Chy International                  Common Stock         March, 2004         5,556 shares      $25,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
C. Tsui                            Common Stock         March, 2004         11,111 shares     $49,983
---------------------------------- -------------------- ------------------- ----------------- ----------------
370 previous shareholders of       Common Stock         March, 2004         5,119,140         Issued in
Cavio Corporation                                                           shares            connection
                                                                                              with a merger
                                                                                              with Cavio
                                                                                              Corporation
---------------------------------- -------------------- ------------------- ----------------- ----------------

---------------------------------- -------------------- ------------------- ----------------- ----------------
              Name                 Title of Securities     Date of Sale        Amount of       Consideration
                                                                            Securities Sold
---------------------------------- -------------------- ------------------- ----------------- ----------------
Wing                               Common Stock         March, 2004         584 shares        Exercise of
                                                                                              stock options
                                                                                              for $943 in
                                                                                              cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Brian Dougherty                    Common Stock         March, 2004         6,724 shares      Exercise of
                                                                                              stock options
                                                                                              for $10,850 in
                                                                                              cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Robert Hughes                      Common Stock         March, 2004         1,252 shares      Exercise of
                                                                                              stock options
                                                                                              for $2,020 in
                                                                                              cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Dr. Ron B. Lerch                   Common Stock         May, 2004           23,809 shares     Conversion of
                                                                                              Notes valued
                                                                                              at $25,000
---------------------------------- -------------------- ------------------- ----------------- ----------------
Hong-Jiun Chen                     Common Stock         May, 2004           19,047 shares     Conversion of
                                                                                              Notes valued
                                                                                              at $20,000
---------------------------------- -------------------- ------------------- ----------------- ----------------
Vicki Matsushita                   Common Stock         May, 2004           14,285 shares     Conversion of
                                                                                              Notes valued
                                                                                              at $15,000
---------------------------------- -------------------- ------------------- ----------------- ----------------
Wei H. Tang                        Common Stock         May, 2004           9,524 shares      Conversion of
                                                                                              Notes valued
                                                                                              at $10,000
---------------------------------- -------------------- ------------------- ----------------- ----------------
Chiu-Yueh Chen                     Common Stock         May, 2004           76,189 shares     Conversion of
                                                                                              Notes valued
                                                                                              at $80,000
---------------------------------- -------------------- ------------------- ----------------- ----------------
Fang Wen Chung                     Common Stock         May, 2004           14,285 shares     Conversion of
                                                                                              Notes valued
                                                                                              at $15,000
---------------------------------- -------------------- ------------------- ----------------- ----------------
Meng Hansuli Herrn                 Common Stock         June, 2004          5,000 shares      $25,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Martin Zahner Herr                 Common Stock         June, 2004          15,000 shares     $75,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Looser Werner                      Common Stock         June, 2004          4,600 shares      $23,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Caincario Kraenzlin                Common Stock         June, 2004          3,000 shares      $15,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Zurich Investors                   Common Stock         June, 2004          14,000 shares     $42,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Juerg Wittich                      Common Stock         June, 2004          3,000 shares      $15,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Conseillers Suisse                 Common Stock         June, 2004          10,000 shares     $50,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Kilian Schwizer                    Common Stock         June, 2004          7,000 shares      $35,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Rainer Hezte                       Common Stock         June, 2004          3,380 shares      $16,900 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Wolfgang Haslinger                 Common Stock         June, 2004          2,300shares       $11,500 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Global Ventures                    Loan Agreement       July, 2004          Aggregate total   $416,214 cash
                                   With Conversion                          principal of
                                   Right in the event                       $416,214
                                   of default in
                                   repayment
---------------------------------- -------------------- ------------------- ----------------- ----------------

---------------------------------- -------------------- ------------------- ----------------- ----------------
              Name                 Title of Securities     Date of Sale        Amount of       Consideration
                                                                            Securities Sold
---------------------------------- -------------------- ------------------- ----------------- ----------------
Sze Wai Shan                       Common Stock         September, 2004     10,000 shares     $45,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Rebecca Lu                         Common Stock         September, 2004     6,000 shares      $27,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Joerg Niedermann                   Common Stock         September, 2004     5,400 shares      $27,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Hermann Wolz                       Common Stock         September, 2004     2,000 shares      $10,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Chan Kay Mau                       Common Stock         December, 2004      4,065 shares      $12,600 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Chow Yue Chung                     Common Stock         December, 2004      20,000 shares     $61,200 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Edward Carter Chan                 Common Stock         December, 2004      16,000 shares     $50,400 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Chan Kim Kung                      Common Stock         December, 2004      20,000 shares     $61,200 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Sze Wai Shan                       Common Stock         December, 2004      5,000 shares      $17,500 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Skywill Trading Limited            Common Stock         December, 2004      500,000 shares    $1,000,000 cash
---------------------------------- -------------------- ------------------- ----------------- ----------------
Beaufort                           Common Stock         December, 2004      25,000 shares     For loan fees
                                                                                              valued at
                                                                                              $106,250
---------------------------------- -------------------- ------------------- ----------------- ----------------
AJW Offshore, Ltd.                 Callable Secured     February, 2005      Principal of      $450,000 cash
                                   Convertible Notes                        $450,000 and
                                   and Common Stock                         900,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
AJW Qualified Partners, LLC        Callable Secured     February, 2005      Principal of      $390,000 cash
                                   Convertible Notes                        $390,000 and
                                   and Common Stock                         780,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
AJW Partners, LLC                  Callable Secured     February, 2005      Principal of      $140,000 cash
                                   Convertible Notes                        $140,000 and
                                   and Common Stock                         280,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
New Millennium Capital Partners    Callable Secured     February, 2005      Principal of      $20,000 cash
II, LLC                            Convertible Notes                        $20,000 and
                                   and Common Stock                         40,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
Alpha Capital                      Callable Secured     February, 2005      Principal of      $200,000 cash
                                   Convertible Notes                        $200,000 and
                                   and Common Stock                         400,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
Enable Growth Partners, L.P.       Callable Secured     February, 2005      Principal of      $100,000 cash
                                   Convertible Notes                        $100,000 and
                                   and Common                               200,000 shares
                                   February,
                                   2005Stock Purchase
                                   Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------

---------------------------------- -------------------- ------------------- ----------------- ----------------
              Name                 Title of Securities     Date of Sale        Amount of       Consideration
                                                                            Securities Sold
---------------------------------- -------------------- ------------------- ----------------- ----------------
Whalehaven Capital Fund Limited    Callable Secured     February, 2005      Principal of      $200,000 cash
                                   Convertible Notes                        $200,000 and
                                   and Common Stock                         400,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
Meadowbrook Opportunity Fund LLC   Callable Secured     February, 2005      Principal of      $120,000 cash
                                   Convertible Notes                        $120,000 and
                                   and Common Stock                         240,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
TCMP3 Partners                     Callable Secured     February, 2005      Principal of      $80,000 cash
                                   Convertible Notes                        $80,000 and
                                   and Common Stock                         160,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
Philip Benanti                     Common Stock         February, 2005      38,829 shares     For services
                                   Purchase Warrants                                          provided to
                                                                                              the Registrant
---------------------------------- -------------------- ------------------- ----------------- ----------------
GunnAllen Financial                Common Stock         February, 2005      16,567            For services
                                   Purchase Warrants                        shares            provided to
                                                                                              the Registrant
---------------------------------- -------------------- ------------------- ----------------- ----------------
Joseph Stevens & Co., Inc.         Common Stock         February, 2005      77,657            For services
                                   Purchase Warrants                        shares            provided to
                                                                                              the Registrant
---------------------------------- -------------------- ------------------- ----------------- ----------------
Michele Markowitz                  Common Stock         February, 2005      10,400            For services
                                   Purchase Warrants                        shares            provided to
                                                                                              the Registrant
---------------------------------- -------------------- ------------------- ----------------- ----------------
Fabio Migliaccio                   Common Stock         February, 2005      4,005             For services
                                   Purchase Warrants                        shares            provided to
                                                                                              the Registrant
---------------------------------- -------------------- ------------------- ----------------- ----------------
Patricia Sorbara                   Common Stock         February, 2005      10,400            For services
                                   Purchase Warrants                        shares            provided to
                                                                                              the Registrant
---------------------------------- -------------------- ------------------- ----------------- ----------------
Anthony St. Clair                  Common Stock         February, 2005      38,829            For services
                                   Purchase Warrants                        shares            provided to
                                                                                              the Registrant
---------------------------------- -------------------- ------------------- ----------------- ----------------
Anthony Varbero                    Common Stock         February, 2005      10,400            For services
                                   Purchase Warrants                        shares            provided to
                                                                                              the Registrant
---------------------------------- -------------------- ------------------- ----------------- ----------------
Sichenzia Ross Friedman Ference    Common Stock         April, 2005         50,000 shares     For legal
LLP                                                                                           services
                                                                                              provided to
                                                                                              the Registrant
---------------------------------- -------------------- ------------------- ----------------- ----------------
Enable Growth Partners, L.P.       Callable Secured     April, 2005         Principal of      $100,000 cash
                                   Convertible Notes                        $100,000 and
                                   and Common                               200,000 shares
                                   February,
                                   2005Stock Purchase
                                   Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------

---------------------------------- -------------------- ------------------- ----------------- ----------------
              Name                 Title of Securities     Date of Sale        Amount of       Consideration
                                                                            Securities Sold
---------------------------------- -------------------- ------------------- ----------------- ----------------
Whalehaven Capital Fund Limited    Callable Secured     April, 2005         Principal of      $200,000 cash
                                   Convertible Notes                        $200,000 and
                                   and Common Stock                         400,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
Meadowbrook Opportunity Fund LLC   Callable Secured     April, 2005         Principal of      $120,000 cash
                                   Convertible Notes                        $120,000 and
                                   and Common Stock                         240,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
TCMP3 Partners                     Callable Secured     April, 2005         Principal of      $80,000 cash
                                   Convertible Notes                        $80,000 and
                                   and Common Stock                         160,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
AJW Offshore, Ltd.                 Callable Secured     May, 2005           Principal of      $450,000 cash
                                   Convertible Notes                        $450,000 and
                                   and Common Stock                         900,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
AJW Qualified Partners, LLC        Callable Secured     May, 2005           Principal of      $390,000 cash
                                   Convertible Notes                        $390,000 and
                                   and Common Stock                         780,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
AJW Partners, LLC                  Callable Secured     May, 2005           Principal of      $140,000 cash
                                   Convertible Notes                        $140,000 and
                                   and Common Stock                         280,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
New Millennium Capital Partners    Callable Secured     May, 2005           Principal of      $20,000 cash
II, LLC                            Convertible Notes                        $20,000 and
                                   and Common Stock                         40,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
Alpha Capital                      Callable Secured     May, 2005           Principal of      $200,000 cash
                                   Convertible Notes                        $200,000 and
                                   and Common Stock                         400,000 shares
                                   Purchase Warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
RAB American Opportunities Fund    Common Stock and     February, 2006      1,250,000         $50,000 cash
Limited                            Common Stock                             shares and
                                   Purchase Warrants                        1,250,000
                                                                            warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
Dara Bashir Khan                   Common Stock and     February, 2006      3,750,000         $150,000 cash
                                   Common Stock                             shares and
                                   Purchase Warrants                        3,750,000
                                                                            warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------

---------------------------------- -------------------- ------------------- ----------------- ----------------
              Name                 Title of Securities     Date of Sale        Amount of       Consideration
                                                                            Securities Sold
---------------------------------- -------------------- ------------------- ----------------- ----------------
Scarborough Limited                Common Stock and     February, 2006      1,250,000         $50,000 cash
                                   Common Stock                             shares and
                                   Purchase Warrants                        1,250,000
                                                                            warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
Neil Craven                        Common Stock and     February, 2006      1,250,000         $50,000 cash
                                   Common Stock                             shares and
                                   Purchase Warrants                        1,250,000
                                                                            warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------
Palmira Advisors S.C.              Common Stock and     February, 2006      2,500,000         Cancellation
                                   Common Stock                             shares and        of $100,000
                                   Purchase Warrants                        2,500,000         debt
                                                                            warrants
---------------------------------- -------------------- ------------------- ----------------- ----------------

      * All of the above offerings and sales were deemed to be exempt under
Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

      ITEM 27. EXHIBITS.

(A)   Exhibits


      Except as indicated below, all of the following exhibits have previously been filed with the Securities and Exchange Commission:


EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT

2.1 Agreement and Plan of Merger dated April 23, 2003 by and among the Registrant (formerly Alpha Virtual, Inc.), Alpha Acquisition Corporation and EssTec, Inc. (incorporated by reference to Exhibit
            10.25 to the Registrant's current report on Form 8-K filed with the SEC on May 5, 2003).

2.2 Agreement and Plan of Merger dated November 25, 2003 by and among the Registrant (formerly Alpha Virtual, Inc.), A/V Acquisition Corporation and Veridicom, Inc. (incorporated by reference to Exhibit No. 2.1 to the Registrant's current report on Form 8-K filed with the SEC on December 10, 2003).

2.3 Agreement and Plan of Merger dated January 16, 2004 between the Registrant (formerly Alpha Virtual, Inc.), A/VII Acquisition Corporation and Veridicom, Inc. and Cavio Corporation (incorporated by reference to Exhibit 2.1 to the Registrant's current report on Form 8-K filed with the SEC on February 23, 2004).

2.3(a) Amendment No. 1 to Agreement and Plan of Merger dated January 16, 2004 between the Registrant (formerly Alpha Virtual, Inc.), A/VII Acquisition Corporation and Veridicom, Inc. and Cavio Corporation (incorporated by reference to Exhibit 2.2 to the Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2004).

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT

3.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Definitive Information Statement on Schedule 14C filed with the SEC on February 3, 2004).

3.2         Amended and Restated By-Laws (incorporated by reference to Exhibit
            3.2 to the Registrant's Information Statement on Schedule 14C filed with the SEC on February 3, 2004).

4.1 Form of 10% Secured Convertible Notes dated as of February 25, 2005 by and between the Registrant and the Note Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.1 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

4.2 Form of Stock Purchase Warrant (Series A) dated as of February 25, 2005 by and between the Registrant and the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.2 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

4.3 Form of Stock Purchase Warrant (Series B) dated as of February 25, 2005 by and between the Registrant and the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.3 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

4.4 Registration Rights Agreement dated February 25, 2005 by and among the Registrant and the investors signatory thereto (incorporated by reference to Exhibit 4.4 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

4.5 Form of 10% Secured Convertible Notes dated as of April 29, 2005 by and between the Registrant and the Note Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.5 to the Registrant's current report on Form 8-K filed with the SEC on May 10, 2005).

4.6 Form of Stock Purchase Warrant (Series A) dated as of April 29, 2005 by and between the Registrant and the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.6 to the Registrant's current report on Form 8-K filed with the SEC on on May 10, 2005).

4.7 Form of Stock Purchase Warrant (Series B) dated as of April 29, 2005 by and between the Registrant and the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.7 to the Registrant's current report on Form 8-K filed with the SEC on on May 10, 2005).

4.8 Amendment to 10% Secured Convertible Notes by and between the Registrant and the Note Holders indicated on the signature page thereto.

5.1*        Opinion of Sichenzia Ross Friedman Ference LLP

10.1 1999 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant's quarterly report on Form 10-QSB for the period ended September 30, 1999).

10.2 Employment agreement dated August 15, 2003 between the Registrant and Paul Mann (incorporated by reference to Exhibit 10.2 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003).

10.3 Commercial Lease dated February 20, 2004 by and between Gastown Investment 21 Ltd. and the Registrant (formerly Alpha Virtual, Inc.) (incorporated by reference to Exhibit 10.3 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003).

10.4 Rental Agreement dated April 30, 2004 by and between Insignia Corporate Establishments and the Registrant (incorporated by reference to Exhibit 10.4 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003).

10.5 2004 Stock Option, Deferred Stock and Restricted Stock Plan (incorporated by reference to Exhibit A to the Registrant's Definitive Proxy Statement on Schedule 14A filed with the SEC on June 4, 2004).

EXHIBIT
NUMBER      DESCRIPTION OF EXHIBIT

10.6 Securities Purchase Agreement, dated February 25, 2005, by and among the Registrant and the purchasers listed on the schedule thereto (incorporated by reference to Exhibit 10.1 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

10.7 Intellectual Property Security Agreement, dated February 25, 2005, by and among the Registrant, EssTec, Inc., Veridicom, Inc., Cavio Corporation, Veridicom International (Canada), Essential Tec Pakistan (Private) Limited, Veridicom International (Europe) Limited, Veridicom KK, and the secured parties signatory thereto (incorporated by reference to Exhibit 10.2 to the Registrant's current report on Form 8-K filed with the SEC on March 2, 2005).

21.1 List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2004).

23.1        Consent of Manning Elliott, LLP.

23.2        Consent of AJ. Robbins PC.

23.3        Consent of Sichenzia Ross Friedman Ference LLP (contained in Exhibit
            5.1).

*     Filed herewith.

      (B) Financial Statement Schedules

      All such schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


(4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver in the Province of British Columbia, on June 27, 2006.


                                        Veridicom International, Inc.


                                        By: /s/ Paul Mann
                                            ------------------------------------
                                            Paul Mann
                                            Chief Executive Officer,
                                            Chief Financial Officer,
                                            Secretary and Director
                                            (Principal Executive Officer
                                            and Principal Financial and
                                            Accounting Officer)

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

       SIGNATURE                      TITLE                      DATE
-----------------------      -----------------------     -----------------------

/s/ Paul Mann
------------------------
    Paul Mann                 Chief Executive Officer,         June 27, 2006
                              Chief Financial Officer,
                              Secretary and Director
                              (Principal Executive Officer
                              and Principal Financial and
                              Accounting Officer)


/s/ Bill Cheung
------------------------
    Bill Cheung               Director                         June 27, 2006


/s/ Jeremy Coles
------------------------
    Jeremy Coles              Director                         June 27, 2006


/s/ Shannon McCallum
------------------------
    Shannon McCallum          Director                         June 27, 2006